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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan, 1996 Employee Stock Purchase Plan, 1998 Employee Stock Purchase Plan and the Non-Qualified Stock Option Agreements of Alysis Technologies, Inc. of our report dated January 25, 2001 (except for Note 11 as to which the date is March 20, 2001), with respect to the consolidated financial statements and schedule of Alysis Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 28, 2001